UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2008

INNOVA ROBOTICS & AUTOMATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33231	95-4868120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15870 Pine Ridge Road, Fort Myers, Florida 33908
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (239) 466-0488

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers

On February 8, 2008, Innova Robotics & Automation, Inc. (the “Company”) announced that Bob Smith will be serving as interim Chief Financial Officer in place of Eugene Gartlan, who passed away on January 25, 2008. The Company’s Board of Directors has authorized Bob Smith to act as interim CFO, effective immediately, until the board determines Mr. Gartlan's successor.

Bob Smith, 51, is a Certified Public Accountant and has over 20 years of experience in public accounting, tax accounting, and helping businesses become profitable while growing their cash flow.  Before joining the Company , Bob was president of Professional Controllers NW, a company that provides CFO and Controller consulting services to small and medium size businesses, and a partner of Stoller and Company, a public accounting firm based in Bellevue, WA.  Bob earned his B.A. in accounting from Humboldt State University in 1978.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description
None.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA ROBOTICS & AUTOMATION, INC.

Date: February 11, 2008	/s/ Lloyd Spencer
Lloyd Spencer
Interim Chief Executive Officer